CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of
Vanguard Scottsdale Funds, of our report dated October 16, 2018, relating to the financial statements and financial highlights which appear in Vanguard Total Corporate Bond ETF’s Annual Report on Form N-CSR
for the year ended August 31, 2018, and of our reports dated October 18, 2018, relating to the financial statements and financial highlights which appear in Vanguard Explorer Value Fund, Vanguard Russell 1000
Index Fund, Vanguard Russell 1000 Value Index Fund, Vanguard Russell 1000 Growth Index Fund,
Vanguard Russell 2000 Index Fund, Vanguard Russell 2000 Value Index Fund, Vanguard Russell 2000
Growth Index Fund, Vanguard Russell 3000 Index Fund, Vanguard Short-Term Treasury Index Fund,
Vanguard Intermediate-Term Treasury Index Fund, Vanguard Long-Term Treasury Index Fund, Vanguard
Short-Term Corporate Bond Index Fund, Vanguard Intermediate-Term Corporate Bond Index Fund,
Vanguard Long-Term Corporate Bond Index Fund and Vanguard Mortgage-Backed Securities Index Fund’s
Annual Reports on Form N-CSR for the year ended August 31, 2018. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting
Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
December 18, 2018